Exhibit 4.1

Execution Version

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of November 2, 2021, among (a) Chesapeake Energy Corporation, an Oklahoma corporation (the “New Issuer”), (b) Vine Energy Holdings LLC, a Delaware limited liability company (the “Original Issuer”), each of the entities listed on the signature pages hereto as “Existing Guarantors” (together, the “Existing Guarantors”), (c) each of the entities listed on the signature pages hereto as “New Guarantors” (the “New Guarantors” and together with the Existing Guarantors, the “Guarantors”) and (d) Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Original Issuer has heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or modified from time to time, the “Indenture”), dated as of April 7, 2021, providing for the issuance of an unlimited aggregate principal amount of 6.750% Senior Notes due 2029 (the “Notes”);

WHEREAS, the Original Issuer assigned all of its assets to New Issuer pursuant to that certain Assignment Agreement dated as of November 2, 2021, by and among the Original Issuer, the New Issuer and certain other parties thereto (the “Assignment Agreement”);

WHEREAS, Section 5.01(a) of the Indenture provides that the Original Issuer may, among other things, assign all of its assets to another Person if, among other things, such assignee expressly assumes the Original Issuer’s obligations under the Notes and the Indenture;

WHEREAS, Section 9.01(3) of the Indenture provides that, without the consent of any Holders, the Indenture may be amended to provide for the assumption of the Original Issuer’s obligations under the Notes and the Indenture in the case of an assignment of all of the Original Issuer’s assets;

WHEREAS, in connection with transactions contemplated by the Assignment Agreement, the parties hereto desire to enter into this Supplemental Indenture to evidence the assumption by the New Issuer of all the payment and other obligations of the Original Issuer under the Notes and the Indenture on the date hereof;

WHEREAS, the Indenture provides that the New Issuer and Original Issuer shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Original Issuer's Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, pursuant to the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, each of the New Issuer, the Original Issuer and the Guarantors have been duly authorized to enter into this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)               Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)               Assumption of the Obligations. The New Issuer hereby agrees, as of the date hereof, to assume, to be bound by and to be liable, as a primary obligor and not as a guarantor or surety, with respect to, any and all Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and all other obligations of the Original Issuer under the Indenture and the Notes as if it were the Original Issuer thereunder (so that from and after the date hereof, the provisions of the Indenture and the Notes referring to the Original Issuer (referred to as the “Company” in the Indenture) shall instead refer to the New Issuer).

(3)               Agreement to Guarantee. Each New Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture and (i) hereby joins and becomes a party to the Indenture as indicated by its signature below as a Guarantor and (ii) acknowledges and agrees to (x) be bound by the Indenture as a Guarantor and (y) perform all obligations and duties required of a Guarantor pursuant to the Indenture.

(4)               No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or equity holder of the New Issuer or the Original Issuer or any Guarantor or any Parent Company (other than an obligor under the Notes) will have any liability for any obligations of the New Issuer or the Original Issuer or the Guarantors under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(5)               Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)               Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (by ‘.pdf’ or other format) transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (by ‘.pdf’ or other format) shall be deemed to be their original signatures for all purposes.

(7)               Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)               The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Issuer and each New Guarantor.

(9)               Benefits Acknowledged. Upon execution and delivery of this Supplemental Indenture, the New Issuer and each New Guarantor will be subject to the terms and conditions set forth in the Indenture. The New Issuer and each New Guarantor acknowledges that they will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that their obligations as a result of this Supplemental Indenture are knowingly made in contemplation of such benefits.

(10)            Successors. All agreements of the New Issuer and each New Guarantor in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NEW ISSUER:

CHESAPEAKE ENERGY CORPORATION, as Issuer

By:	/s/ Benjamin E. Russ
Name:	Benjamin E. Russ
Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature page to Second Supplemental Indenture]

EXISTING GUARANTORS:

BRIX OIL & GAS HOLDINGS GP LLC
BRIX OPERATING LLC
VINE MANAGEMENT SERVICES LLC
VINE MINERALS LLC
VINE OIL & GAS PARENT GP LLC
VINE OIL & GAS GP LLC
BRIX FEDERAL LEASING CORPORATION

By:	/s/ Benjamin E. Russ
Name:	Benjamin E. Russ
Title:	Executive Vice President – General Counsel and Corporate Secretary

VINE ENERGY OPERATING LP
By: Vine Oil & Gas GP LLC, General Partner

By:	/s/ Benjamin E. Russ
Name:	Benjamin E. Russ
Title:	Executive Vice President – General Counsel and Corporate Secretary

BRIX OIL & GAS HOLDINGS LP
By: Brix Oil & Gas Holdings GP LLC, General Partner

By:	/s/ Benjamin E. Russ
Name:	Benjamin E. Russ
Title:	Executive Vice President – General Counsel and Corporate Secretary

VINE OIL & GAS PARENT LP
By: Vine Oil & Gas Parent GP LLC, General Partner

By:	/s/ Benjamin E. Russ
Name:	Benjamin E. Russ
Title:	Executive Vice President – General Counsel and Corporate Secretary

[Signature page to Second Supplemental Indenture]

NEW GUARANTORS:

By:	/s/ Domenic J. Dell’Osso, Jr.
Name:	Domenic J. Dell'Osso, Jr.

Sole Director of the Corporate Subsidiary Guarantors listed below:

CHESAPEAKE NG VENTURES CORPORATION
CHK ENERGY HOLDINGS, INC.
WINTER MOON ENERGY CORPORATION

Officer of the Managers of the Limited Liability Company Subsidiary Guarantors listed below:

BURLESON SAND LLC
CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE E&P HOLDING, L.L.C.
CHESAPEAKE ENERGY LOUISIANA, LLC
CHESAPEAKE ENERGY MARKETING, L.L.C.
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.
CHESAPEAKE PLAINS, LLC
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
COMPASS MANUFACTURING, L.L.C.
EMPRESS, L.L.C.
ESQUISTO RESOURCES II, LLC
GSF, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
WHE ACQCO., LLC
WHR EAGLE FORD LLC
WILDHORSE RESOURCES II, LLC
WILDHORSE RESOURCES MANAGEMENT COMPANY, LLC

[Signature page to Second Supplemental Indenture]

CHESAPEAKE OPERATING, L.L.C.

On behalf of itself and as general partner of the following limited partnership:

CHESAPEAKE LOUISIANA, L.P.

EMLP, L.L.C.

On behalf of itself and as a general partner of the following limited partnership:

EMPRESS LOUISIANA PROPERTIES, L.P.

Officer of the Managing Members of the Limited Liability Company Subsidiary Guarantors listed below:

BRAZOS VALLEY LONGHORN, L.L.C.
BURLESON WATER RESOURCES, LLC
CHK UTICA, L.L.C.
PETROMAX E&P BURLESON, LLC

[Signature page to Second Supplemental Indenture]

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Quinton M. DePompolo
Name:	Quinton M. DePompolo
Title:	Banking Officer

[Signature page to Second Supplemental Indenture]